Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Senior Securities,” “Independent Registered Public Accounting Firm” and “Financial Statements” in this Pre-Effective Amendment No. 2 to the Registration Statement (Form N-2, No. 333-185319) and related Prospectus of TCP Capital Corp. for the registration of common stock and to the incorporation by reference therein of our reports dated March 7, 2013, with respect to the consolidated financial statements and schedules of TCP Capital Corp., and March 18, 2013, with respect to the financial statements and schedules of Special Value Continuation Partners, LP, included in their respective Annual Reports (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission, and our report dated March 22, 2013, with respect to the senior securities table, included in the Pre-Effective Amendment No. 1 to this Registration Statement.

/s/ Ernst & Young LLP

Los Angeles, California

April 1, 2013